EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CreditRiskMonitor.com, Inc.
Floral Park, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of CreditRiskMonitor.com, Inc. and subsidiary (the "Company") on Form S-8 of our report dated February 20, 2004 relating to the consolidated financial statements of the Company appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 filed with the Securities and Exchange Commission.


/s/ BDO Seidman, LLP
--------------------
BDO Seidman, LLP
Melville, New York

August 24, 2004